UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2010

CERAGENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 946-6440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03             Bankruptcy or Receivership

On June 2, 2010, Ceragenix Pharmaceuticals, Inc. and its wholly owned subsidiary Ceragenix Corporation (collectively the “Company”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”). The Company will continue to operate its business under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.  The Company’s Chapter 11 case is administered by the Bankruptcy Court as Case Nos. 10-23821 SBB and 10-23822 HRT.

The Company elected to proceed with the Bankruptcy Filing in order to preserve its exclusive license agreement with Brigham Young University (the “BYU Agreement”).  As previously disclosed, the BYU Agreement was set to terminate on June 2nd without payment by the Company of $433,565.  The Company intends to utilize the Bankruptcy Filing to recapitalize the Company and restructure the terms of its convertible debt obligations.  However, no assurance can be provided that the Company will be successful in these efforts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	June 3, 2010	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer